                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported)      November 19, 1999
                                                  ------------------------------

                                  RMI.NET, Inc.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

            001-12063                                84-1322326
----------------------------------      ----------------------------------------
     (Commission File Number)              (IRS Employee Identification No.)

  999 Eighteenth Street, Suite 2201, Denver, Colorado                 80202
--------------------------------------------------------------------------------
       (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code        (303) 672-0700
                                                   -----------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On December 6, 1999, the Registrant filed a Current Report on Form 8-K (the "Networld Initial Report") describing the acquisition of assets related to the Internet access business of Networld.com, Inc., a subsidiary of FutureOne, Inc. This Current Report on Form 8-K/A amends the Networld Initial Report by including with this Form 8-K/A the financial statements and pro forma financial information prescribed by Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Networld.com, Inc. - Financial Statements:

              Report of Independent Auditors - Ernst & Young LLP

              Balance Sheet as of September 30, 1999

              Statement of Operations for the Year ended September 30, 1999

              Statement of Changes in Business Net Assets for the Year ended September 30, 1999

              Statement of Cash Flows for the Year ended September 30, 1999

              Notes to Financial Statements

         (b)  Pro Forma Financial Information:

              Pro Forma Condensed Combined Balance Sheet as of September 30,
              1999

              Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1998

              Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 1999

         (c)  Exhibits:

  Exhibit Number    Description
  --------------    -----------
       10.1         Asset Purchase Agreement by and among RMI.NET, Inc., and Networld.com,
                    Inc. and FutureOne, Inc. *

       20.1         News Release dated November 23, 1999 announcing the Networld.com, Inc.
                    asset acquisition. *

-------------
*    Previously filed.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      RMI.NET, Inc.
                                         ---------------------------------------
                                                      (Registrant)

Date: February 2, 2000                   By: /s/ CHRISTOPHER J. MELCHER
                                             -----------------------------------
                                                 Christopher J. Melcher
                                                 Vice President, General Counsel
                                                 and Corporate Secretary

                         Report of Independent Auditors

The Board of Directors and Stockholders
FutureOne, Inc.

We have audited the accompanying balance sheet of the Internet Access Business of Networld.com, Inc., a subsidiary of FutureOne, Inc., (the Business) as of September 30, 1999, and the related statements of operations, changes in business net assets, and cash flows for the year then ended. These financial statements are the responsibility of the Business's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Internet Access Business of Networld.com, Inc. at September 30, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Internet Access Business of Networld.com, Inc. will continue as a going concern. As more fully described in Note 1, the Business has recurring losses, and negative working capital. These conditions raise substantial doubt about the Business's ability to continue as a going concern (management's plans in regard to those matters are also described in Note 1). The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

                                     /s/ ERNST & YOUNG LLP

Phoenix, Arizona
December 29, 1999

                 Internet Access Business of Networld.com, Inc.

                                  Balance Sheet

                               September 30, 1999

ASSETS
Current assets:
   Trade accounts receivable, net of allowance for doubtful accounts
     of approximately $35,490                                            $ 59,005
   Prepaid expenses                                                        83,669
                                                                         --------
Total current assets                                                      142,674

Property and equipment, net                                               492,950
Intangible assets, net                                                    357,425
                                                                         ========
                                                                         $993,049
                                                                         ========
LIABILITIES AND BUSINESS NET ASSETS
Current liabilities:
   Trade accounts payable                                                $481,924
   Accrued expenses                                                        21,697
   Deferred revenue                                                        50,954
   Current portion of capital leases                                      124,837
                                                                         --------
Total current liabilities                                                 679,412

Notes payable                                                              29,752
Capital lease payable, less current portion                               172,116

BUSINESS NET ASSETS                                                       111,769
                                                                         --------
                                                                         $993,049
                                                                         ========

See accompanying notes.

                 Internet Access Business of Networld.com, Inc.

                             Statement of Operations

                          Year ended September 30, 1999

Service revenues                                                    $ 1,554,818

Costs of service revenues                                            (1,532,740)
                                                                    -----------
Gross profit                                                             22,078
Operating expenses:
   General and administrative                                           972,235
   Depreciation and amortization                                        276,363
   Unusual Items                                                        120,175
                                                                    -----------
Loss from operations                                                 (1,346,695)
Interest expense (net)                                                   21,198
                                                                    -----------
Net loss                                                            $(1,367,893)
                                                                    ===========




See accompanying notes.

                 Internet Access Business of Networld.com, Inc.

                   Statement of Changes in Business Net Assets

                          Year ended September 30, 1999

Balance at October 1, 1998                                        $   722,640
Net loss                                                           (1,367,893)
Contributed assets of GlobalKey, Inc.                                 146,500
Advances from FutureOne, Inc.                                         610,522
                                                                  ===========
Balance at September 30, 1999                                     $   111,769
                                                                  ===========




See accompanying notes.

                 Internet Access Business of Networld.com, Inc.

                             Statement of Cash Flows

                          Year ended September 30, 1999

OPERATING ACTIVITIES
Net loss                                                                        $(1,367,893)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                    276,363
   Provision for doubtful accounts (benefit)                                         (7,510)
   Deferred revenue                                                                  50,954
   Provision for unusual item                                                       120,175
   Changes in operating assets and liabilities:
     Trade accounts receivable                                                        9,236
     Prepaid expenses                                                               (56,777)
     Trade accounts payable                                                         412,045
     Accrued expenses                                                               (12,702)
                                                                                -----------
Net cash used in operating activities                                              (576,109)

INVESTING ACTIVITIES
                                                                                         --
                                                                                -----------
Net cash used in investing activities                                                    --

FINANCING ACTIVITIES
Net advances from FutureOne, Inc.                                                   610,522
Principal payments under capital lease obligations                                  (34,413)
                                                                                -----------
Net cash provided by financing activities                                           576,109
Increase (decrease) in cash and cash equivalents                                         --
Cash and cash equivalents at beginning of period                                         --
                                                                                -----------
Cash and cash equivalents at end of period                                      $        --
                                                                                ===========

SUPPLEMENTAL CASH FLOW INFORMATION
Assets acquired under capital lease obligation                                  $   282,247
                                                                                ===========
GlobalKey, Inc. assets contributed by Future One, Inc.                          $   146,500
                                                                                ===========




See accompanying notes.

                 Internet Access Business of Networld.com, Inc.

                          Notes to Financial Statements

                               September 30, 1999

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

The Internet Access Business of Networld.com, Inc., a subsidiary of FutureOne, Inc., ("the Business") provides Internet access services as an Internet Service Provider (ISP). These services are provided to both individuals and companies. The business is comprised of those ISP operations of Networld.com, Inc.

Basis of Presentation

The accompanying financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. As shown in the accompanying statement of operations, the Business incurred a net loss of $1.4 million over the past year and has negative working capital of $537,000 at September 30, 1999. To meet its immediate cash needs, the Business requires continued funding from FutureOne, Inc., its parent company, and to increase its revenue levels through additional customers to cover operating costs. If the Business is not successful in increasing revenues to attain profitability and/or to continue to receive the financial support of its parent company, the Business may not be able to continue in operation.

Revenue and Cost Recognition

The Business charges customers (subscribers) monthly access fees to the Internet and recognizes the revenue in the month the access is provided. For certain subscribers billed in advance, the Business recognizes the revenue over the period the billing covers.

Cash and Cash Equivalents

The Business considers all money market funds with a maturity of three months or less at the date acquired to be cash equivalents.

Accounts Receivable

Accounts receivable are typically unsecured. The Business performs on going credit evaluations of its retail customers and maintains reserves for potential credit losses.

                 Internet Access Business of Networld.com, Inc.

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   (CONTINUED)

Property and Equipment

Property and equipment is stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, generally three years for software and web site costs and five to seven years for computer related equipment, construction equipment and vehicles.

Intangible Assets

Intangible assets consist of trademarks, goodwill, debt issue costs and licenses and are capitalized and amortized on a straight-line basis over their expected useful lives, which range from three to ten years.

Income Taxes

The Business is included in the tax return of FutureOne, Inc. Under the tax sharing arrangement, the Business is to pay FutureOne, Inc. its taxes due on a standalone basis. At September 30, 1999, the Business had cumulative losses. Therefore, there is no income tax expense or benefit.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was approximately $35,000 for the year ended September 30, 1999.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Comprehensive Loss

As of October 1, 1997, the Business adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130). Statement 130 establishes new rules for reporting and display of comprehensive income and its components. Comprehensive loss is the same as net loss for all periods presented.

                 Internet Access Business of Networld.com, Inc.

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   (CONTINUED)

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of capital leases is determined using current applicable interest rates as of the balance sheet date and approximates the carrying value of such capital leases.

2. ACQUISITIONS

On November 12, 1998, FutureOne, Inc. acquired the ISP of GlobalKey, Inc., then contributed the assets of GlobalKey to operations of the Business, in a purchase business combination for consideration of 50,000 shares of the FutureOne, Inc.'s common stock with a fair value at date of issuance of $2.93 per share for a total consideration of $146,500. In January 1999, the Internet access supplier terminated service to the Business because of prior payment disputes with GlobalKey. The small number of customers acquired from GlobalKey have been lost and the value of the customers and associated goodwill have been written off as an unusual item.

A summary of the purchase price allocations for this acquisition is as follows:

                                                                                 LESS:
                                                GOODWILL                       FUTUREONE,
                                 TANGIBLE         AND            LESS:            INC.         NET CASH
                                  ASSETS        CUSTOMER      LIABILITIES        COMMON          PAID
                                 ACQUIRED         LIST          ASSUMED       STOCK ISSUED    (RECEIVED)
                              -------------- -------------- --------------- --------------- -------------
        GlobalKey, Inc.           20,000       126,500            -            (146,500)           -

The following table sets forth the unaudited pro forma results of operations as if the acquisition was consummated at the beginning of the immediately preceding year for the year ended September 30, 1999 (unaudited):

        Revenues                                             $ 1,556,000
        Net loss                                              (1,371,000)

                 Internet Access Business of Networld.com, Inc.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at September 30, 1999:

     Furniture and fixtures                             $  17,399
     Computers and other equipment                        659,815
     Software                                              92,086
                                                        ---------
                                                          769,300
     Less accumulated depreciation and amortization      (276,350)
                                                        =========
                                                        $ 492,950
                                                        =========


4. INTANGIBLE ASSETS

Intangible assets consists of the following at September 30, 1999:

     Organization costs                      $     353
     Customer lists                            150,458
     Goodwill                                  279,478
     Trademarks                                    645
     Debt issuance costs, capital leases       165,000
                                             ---------
                                               595,934
     Less amortization                        (238,509)
                                             ---------
                                             $ 357,425
                                             =========


5. LEASES

The Business has equipment under capital leases. The Business also leases office facilities under noncancelable operating leases that expire in various years through December 2001.

                 Internet Access Business of Networld.com, Inc.

5. LEASES (CONTINUED)

Future minimum payments under capital leases and noncancelable operating leases with initial terms of one year or more consisted of the following at September 30, 1999:

                                               CAPITAL LEASES    OPERATING LEASES
                                               --------------    ----------------

      2000                                         $ 140,724         $233,902
      2001                                           140,093           85,158
      2002                                            41,003               --
      2003                                                --               --
      2004                                                --               --
      Thereafter                                          --               --
                                                   ---------         --------
      Total minimum lease payments                   321,820         $319,060
                                                                     ========
      Less amounts representing interest             (24,867)
                                                   ---------
     Present value of net minimum lease payments     296,953
     Less current portion                           (124,837)
                                                   ---------
                                                   $ 172,116
                                                   =========


In June 1997, the Business entered into the first of three leasing arrangements with El Camino Resources, Ltd. Under the terms of the first lease, El Camino provided $150,000 of available credit. This lease for the equipment requires payments of $5,690 per month, for a term of 30 months, and includes a buyout provision equal to the fair market value of the leased equipment at the end of the lease, but not to exceed 20 percent of original cost. In conjunction with the lease arrangement, FutureOne, Inc. issued 250,000 shares of its common stock to El Camino.

During the year ended September 30, 1999, the Business has entered into a second lease with El Camino for $150,000. The lease requires payments of $5,406 per month for a term of 30 months, and includes a buyout provision equal to the fair market value of the leased equipment at the end of the lease, but not to exceed 20 percent of the original cost. During the year ended September 30, 1999, the Business has entered into a third lease with El Camino for $250,000 of which $163,000 was funded at September 30, 1999. The lease will require payments of $9,483 per month once the lease is fully funded, for a term of 30 months, and includes a buyout provision equal to the fair market value of the leased equipment at the end of the lease, but not to exceed 20 percent of original cost.

                 Internet Access Business of Networld.com, Inc.

5. LEASES (CONTINUED)

Property and equipment includes the following amounts for leases that have been capitalized as of September 30, 1999:

        Equipment                                      $ 437,599
        Less accumulated amortization                    (84,133)
                                                       ---------
                                                       $ 353,466
                                                       =========


Amortization of leased assets is included in depreciation and amortization expense.

Rental expense for the year ended September 30, 1999 was approximately $240,000.

6. UNUSUAL ITEMS

In January 1999, the Internet access supplier terminated service to the Business because of prior payment disputes with GlobalKey, Inc. The customers acquired from GlobalKey, Inc. have been lost and the unamortized value of the customer list and goodwill acquired from GlobalKey, Inc. has been charged as an expense totaling $120,175, which is included in operations as an unusual item.

7. YEAR 2000 ISSUE (UNAUDITED)

The Business experienced no significant problems in the transition to the Year 2000. The Business does not feel it has any continued exposure to the Year 2000 problem.

8. SUBSEQUENT EVENTS

Subsequent to September 30, 1999, the Business' sole stockholder entered into an agreement to sell the assets of the Company.

             SELECTIVE UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following selected unaudited pro forma combined financial information presented below has been derived from the unaudited or audited historical financial statements of the Company, Networld.com, Inc., AIS Network Corporation, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World) and reflects management's present estimate of pro forma adjustments, including a preliminary estimate of the purchase price allocations, which ultimately may be different.

The acquisition is being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals or other analyses, with appropriate recognition given to the effect of the Company's borrowing rates and income tax rates.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 give effect to the acquisitions as if they had been consummated at the beginning of each period. These pro forma statements of operations combine the historical consolidated statements of operations for the periods reported for the Company, Networld.com, Inc., AIS Network Corporation, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World).

The unaudited pro forma condensed combined balance sheet as of September 30, 1999 gives effect to the acquisitions as if they had been consummated on that date. The pro forma balance sheet combines the historical consolidated balance sheet at that date for the Company, Networld.com, Inc., and AIS Network Corporation.

The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of the Company and the financial statements and notes of the acquired companies.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                                  (UNAUDITED)


                                                                Previously
                                                                 Reported     Networld.com  Pro Forma    Pro Forma      Pro Forma
                                               RMI.NET, Inc.  Acquisitions(A)     Inc.      Subtotal   Adjustments(B)    Combined
                                               -------------  --------------- -----------  ---------   --------------   ---------
                                                                              (Dollars in Thousands)
                                                                                       ASSETS
CURRENT ASSETS
Cash and cash equivalents                        $  6,213       $    285       $     --     $  6,498      $     --      $  6,498
Trade receivables less allowance for
  doubtful accounts                                 4,681             75             59        4,815            --         4,815
Inventories                                           223             --             --          223            --           223
Other                                               1,123              1             84        1,208            --         1,208
                                                 --------       --------       --------     --------      --------      --------
Total Current Assets                               12,240            361            143       12,744            --        12,744
                                                 --------       --------       --------     --------      --------      --------


PROPERTY AND EQUIPMENT, net                         9,881            275            493       10,649            --        10,649
Goodwill, net                                      35,451             --            357       35,808         5,732        41,540
Other                                                 548             --             --          548            --           548
                                                 --------       --------       --------     --------      --------      --------
Total Assets                                     $ 58,120       $    636       $    993     $ 59,749      $  5,732      $ 65,481
                                                 ========       ========       ========     ========      ========      ========

                                                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                 $  3,480       $     57       $    482     $  4,019      $      0      $  4,019
Current maturities of long term debt
  and capital lease obligations                     2,465             --            124        2,589            --         2,589
Deferred revenue                                    2,184             --             51        2,235            --         2,235
Accrued payroll & related taxes                       657             20             --          677            --           677
Accrued expenses & other                            1,931             --             22        1,953            --         1,953
                                                 --------       --------       --------     --------      --------      --------
Total Current Liabilities                          10,717             77            679       11,473            --        11,473
                                                 --------       --------       --------     --------      --------      --------
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS        2,742             --            202        2,944            --         2,944
                                                 --------       --------       --------     --------      --------      --------
Total liabilities                                  13,459             77            881       14,417            --        14,417

REDEEMABLE CONVERTIBLE PREFERRED STOCK              1,928             --             --        1,928            --         1,928

Stockholders' Equity
Common Stock                                           18              1             --           19            (1)(2)        18
Additional paid in capital                         73,048             36             --       73,084           (36)(2)    79,451
                                                                                                             6,403 (1)
Accumulated deficit                               (30,333)           522            112      (29,699)         (634)(2)   (30,333)
                                                 --------       --------       --------     --------      --------      --------
                                                   42,733            559            112       43,404         5,732        49,136
                                                 --------       --------       --------     --------      --------      --------
                                                 $ 58,120       $    636       $    993     $ 59,749      $  5,732      $ 65,481
                                                 ========       ========       ========     ========      ========      ========

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)

                                                                                  Historical
                                       --------------------------------------------------------------------------------------
                                                        Previously
                                                         Reported      Networld.com   Pro Forma     Pro Forma       Pro Forma
                                       RMI.NET, Inc.  Acquisitions(A)      Inc.        Subtotal   Adjustments(B)     Combined
                                       -------------  ---------------  ------------   ---------   --------------    ---------
                                                                (Amount in Thousands, Except Per Share Data)
Revenue
Communication Services                   $  7,974        $ 18,770       $  1,143       $ 27,887       $     --       $ 27,887
Web Solutions                               2,113              --             --          2,113             --          2,113
                                           10,087          18,770          1,143         30,000             --         30,000
                                         --------        --------       --------       --------       --------       --------

Cost of revenue earned
Communication Services                      3,471          11,546            938         15,955             --         15,955
Web Solutions                                  50              --             --             50             --             50
                                         --------        --------       --------       --------       --------       --------
                                            3,521          11,546            938         16,005             --         16,005
                                         --------        --------       --------       --------       --------       --------
Gross profit                                6,566           7,224            205         13,995             --         13,995
                                         --------        --------       --------       --------       --------       --------

General, selling and administrative
  expenses                                  9,184           7,168            984         17,336             --         17,336
Cost related to unsuccessful merger
  attempt                                   6,071              --             --          6,071             --          6,071
Depreciation and amortization               1,789           3,081            161          5,031          4,849 (3)      9,880
                                         --------        --------       --------       --------       --------       --------
Operating income (loss)                   (10,478)         (3,025)          (940)       (14,443)        (4,849)       (19,292)
                                         --------        --------       --------       --------       --------       --------

Other income (expense)
   Interest expense                          (320)           (157)           (10)          (487)            --           (487)
   Interest Income                             51               7             --             58             --             58
   Other income (expense),  net                78             212             --            290             --            290
                                         --------        --------       --------       --------       --------       --------
                                             (191)             62            (10)          (139)            --           (139)
                                         --------        --------       --------       --------       --------       --------

Net loss                                 $(10,669)       $ (2,963)      $   (950)      $(14,582)      $ (4,849)      $(19,431)
                                         ========        ========       ========       ========       ========       ========
Preferred stock dividends                $     33                                                                    $     33

Net loss applicable to common
  Stockholders                           $(10,702)                                                                   $(19,464)
                                         ========                                                                    ========

Basic and Diluted loss per share
  from continuing operations(4)          $  (1.39)                                                                   $  (1.89)
                                         ========                                                                    ========

Average number of common shares
  outstanding(4)                            7,690          2,223             354                                       10,267
                                         ========       ========        ========                                     ========

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                                                Historical
                                     --------------------------------------------------------------------------------------
                                                      Previously
                                                       Reported      Networld.com    Pro Forma     Pro Forma       Pro Forma
                                     RMI.NET, Inc.  Acquisitions(A)      Inc.         Subtotal   Adjustments(B)     Combined
                                     -------------  ---------------  ------------    ---------   --------------    ---------
                                                                (Amount in Thousands, Except Per Share Data)
Revenue
Communication Services                 $ 17,859        $  8,084       $  1,180       $ 27,123       $     --       $ 27,123
Web Solutions                             2,924              --             --          2,924             --          2,924
                                       --------        --------       --------       --------       --------       --------
                                         20,783           8,084          1,180         30,047             --         30,047
                                       --------        --------       --------       --------       --------       --------

Cost of revenue earned
Communication Services                    9,969           4,336          1,154         15,459             --         15,459
Web Solutions                               873              --             --            873             --            873
                                       --------        --------       --------       --------       --------       --------
                                         10,842           4,336          1,154         16,332             --         16,332
                                       --------        --------       --------       --------       --------       --------
Gross profit                              9,941           3,748             26         13,715             --         13,715
                                       --------        --------       --------       --------       --------       --------
General, selling and administrative
  expenses                               17,497           3,360          1,044         21,901             --         21,901
Depreciation and amortization             4,880           1,187            248          6,315          2,324(3)       8,639
                                       --------        --------       --------       --------       --------       --------
Operating income (loss)                 (12,436)           (799)        (1,266)       (14,501)        (2,324)       (16,825)
                                       --------        --------       --------       --------       --------       --------

Other income (expense)
   Interest expense                        (369)            (46)           (19)          (434)            --           (434)
   Interest Income                          121              13             --            134             --            134
   Other income (expense),  net              --              58             --             58             --             58
                                       --------        --------       --------       --------       --------       --------
                                           (248)             25            (19)          (242)            --           (242)
                                       --------        --------       --------       --------       --------       --------

Net loss                               $(12,684)       $   (774)      $ (1,285)      $(14,743)      $ (2,324)      $(17,067)
                                       ========        ========       ========       ========       ========       ========

Preferred stock dividends              $    199                                                                    $    199

Net loss applicable to common
  Stockholders                         $(12,883)                                                                   $(17,266)
                                       ========                                                                    ========
Basic and Diluted loss per share
  from continuing operations(4)        $  (1.09)                                                                   $  (1.20)
                                       ========                                                                    ========
Average number of common shares
  outstanding(4)                         11,806           2,223            354                                       14,383
                                       ========        ========       ========                                     ========

                        NOTES TO THE PRO FORMA CONDENSED
                             COMBINED FINANCIAL DATA
                                   (UNAUDITED)

BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined balance sheet is presented as of September 30, 1999. The accompanying unaudited pro forma condensed combined statements of operations are presented for the nine months ended September 30, 1999 and the year ended December 31, 1998.

(A) PREVIOUSLY REPORTED ACQUISITIONS: The accompanying unaudited pro forma condensed combined balance sheet presented as of September 30, 1999 includes the balance sheet as of September 30, 1999 of AIS Network Corporation. The accompanying unaudited pro forma condensed combined statements of operations presented for the nine months ended September 30, 1999 and the year ended December 31, 1998 include the condensed statements of operations for the respective periods ended for AIS Network Corporation, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World).

(B) PRO FORMA ADJUSTMENTS: The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of September 30, 1999 and the unaudited condensed combined statements of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998.

(1) To reflect the issuance of 353,519 shares of RMI stock valued at $2.8 million, in connection with the acquisition of Networld.com, Inc., and the issuance of 425,967 shares of RMI stock valued at $3.7 million, in connection with the acquisition of AIS Network Corporation. The $5.7 million excess of the purchase price over the fair value of the assets acquired has been allocated to goodwill. Shares of Common Stock issued in the acquisitions were recorded at fair market value as based on the current market price of RMI's publicly traded stock. The final allocation of the purchase price will be made after the appropriate appraisals or other analyses are performed. Upon completion of the appraisals or other analyses and in accordance with the terms thereof, the excess purchase price currently allocated to goodwill may be reallocated to the appropriate asset classifications, including customer list and goodwill. While goodwill will be amortized over a period of five years, customer list or other identified intangibles may be amortized over shorter periods, which would therefore increase amortization expense.

(2)  To eliminate the equity accounts of the acquired companies.

(3) To adjust amortization expense for the increase in goodwill, using a life of five years, as if such acquisitions had been completed as of the beginning of such periods.

(4) The Basic and Diluted loss per share from continuing operations and the average number of common shares outstanding for the pro forma combined amounts gives effect to the results as if Networld.com, Inc., AIS Network Corporation, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World) had been completed at the beginning of such periods.